Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL THIRD QUARTER ENDED JUNE 30, 2017

•	Total revenue grew 13.1% or was up 15.5% in constant currency
•	Digital revenue grew 30.2% or was up 33.0% in constant currency
•	Net income was $143 million versus a loss of $7 million in the prior-year quarter
•	OIBDA was $115 million versus $120 million in the prior-year quarter

NEW YORK, New York, August 8, 2017—Warner Music Group Corp. today announced its third quarter financial results for the period ended June 30, 2017.

“Our momentum continues with our eighth consecutive quarter of revenue growth – the last seven of which were up double digits,” said Steve Cooper, Warner Music Group’s CEO.  “Our artists and songwriters are creating great music and our team is outperforming in a growing industry.”

“I’m proud of our team for delivering such strong results, particularly against difficult comparisons in the prior-year quarter,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “I’m confident that 2017 will be another strong year.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$917	$811	13%
Digital revenue	496	381	30%
Operating income	51	45	13%
Adjusted operating income⁯(1)	57	36	58%
OIBDA(1)	115	120	-4%
Adjusted OIBDA(1)	121	111	9%
Net income (loss)	143	(7)	-
Adjusted net income (loss) (1)	149	(16)	-
Net cash provided by operating activities	83	35	-

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 13.1% (or 15.5% in constant currency).  Growth in Recorded Music digital, licensing and artist services and expanded-rights revenue and in Music Publishing performance and digital revenue was partially offset by declines in Recorded Music physical revenue and Music Publishing mechanical revenue.  Music Publishing synchronization revenue was flat.  Revenue grew in all major regions.  Digital revenue grew 30.2% (or 33.0% in constant currency), and represented 54.1% of total revenue, compared to 47.0% in the prior-year quarter.  This is the second consecutive quarter where digital revenue exceeded 50% of the company’s total revenue.

Operating income increased to $51 million, compared to $45 million in the prior-year quarter, as a result of higher revenue.  OIBDA declined 4.2% to $115 million from $120 million in the prior-year quarter and OIBDA margin declined 2.3 percentage points to 12.5% from 14.8% in the prior-year quarter.  The decline in OIBDA and OIBDA margin was primarily due to a one-time gain on PLG-related asset sales in the prior-year quarter and a one-time loss on PLG-related asset sales, higher variable compensation expense and higher A&R investment in the current quarter.  Adjusted OIBDA rose 9.0% and Adjusted OIBDA margin was down 0.5 percentage points to 13.2% as a result of higher variable compensation expense and higher A&R investment.

Net income was $143 million, compared to a $7 million loss in the prior-year quarter, and Adjusted net income was $149 million, compared to a $16 million loss in the prior-year quarter.  The increase was primarily attributable to a $128 million tax benefit resulting from the reversal of a significant portion of our U.S. deferred tax asset valuation allowance and a $51 million tax benefit related to foreign currency losses on intercompany loans as well as higher operating income and lower interest expense.  These factors were partially offset by higher other expenses related to losses on the company’s Euro-denominated debt and derivative liabilities, as well as a loss on investment, $27 million of U.S. income tax expense and $3 million loss on extinguishment of debt.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude certain costs and losses from PLG-related asset sales and costs associated with the company’s shared service center relocation.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of June 30, 2017, the company reported a cash balance of $567 million, total debt of $2.797 billion and net debt (total long-term debt, which is net of deferred financing costs of $31 million, minus cash) of $2.230 billion.  There was no balance outstanding on the company’s revolver during the third quarter.

Cash provided by operating activities was $83 million, up from $35 million in the prior-year quarter.  The change was largely a result of an improvement in working capital.  Free Cash Flow, defined below, was $89 million compared to $31 million in the prior-year quarter, reflecting the improvement in cash provided by operating activities and higher proceeds from PLG-related asset sales.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$770	$680	13%
Digital revenue	448	348	29%
Operating income	77	64	20%
Adjusted operating income⁯(1)	82	55	49%
OIBDA(1)	120	119	1%
Adjusted OIBDA(1)	125	110	14%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew 13.2% (or 15.6% in constant currency).  Growth in digital, licensing and artist services and expanded-rights revenue was partially offset by a decline in physical revenue due to the continuing shift to streaming revenue.  The improvement in licensing revenue was due to increased synchronization activity.  The increase in artist services and expanded-rights revenue was due primarily to higher merchandising and ticketing revenue in the U.S.  Recorded Music revenue grew in all major regions.  Top sellers included Ed Sheeran, Bruno Mars, Gorillaz, Clean Bandit and TWICE.

Recorded Music operating income was $77 million, up from $64 million in the prior-year quarter, and operating margin was up 0.6 percentage points to 10.0% versus 9.4% in the prior-year quarter driven by revenue growth.  Adjusted operating margin rose 2.5 percentage points to 10.6% from 8.1% in the prior-year quarter.  OIBDA was $120 million versus $119 million in the prior-year quarter.  OIBDA margin declined 1.9 percentage points to 15.6% from 17.5% driven primarily by a one-time gain on PLG-related asset sales in the prior-year quarter and a one-time loss on PLG-related asset sales, higher variable compensation expense and higher A&R investment in the current quarter.  Adjusted OIBDA was $125 million, up from $110 million in the prior-year quarter with Adjusted OIBDA margin flat at 16.2%.  The improvement in Adjusted OIBDA was a result of higher revenue.  Adjusted OIBDA margin was flat as the benefits of revenue growth were offset by higher variable compensation and higher A&R investment.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$150	$134	12%
Digital revenue	50	34	47%
Operating income	6	6	-
OIBDA(1)	23	23	-

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue rose 11.9% (or 14.5% in constant currency).  Revenue grew in performance and digital.  Mechanical revenue declined due to the continuing shift to digital.  Synchronization revenue was flat.

Music Publishing operating income was $6 million, flat with the prior-year quarter.  Operating margin declined 0.5 percentage points to 4.0% from 4.5% driven by revenue mix.  Music Publishing OIBDA was flat at $23 million. Music Publishing OIBDA margin declined by 1.9 percentage points to 15.3% from 17.2%, due to revenue mix.

Financial details for the third quarter can be found in the company’s current Quarterly Report on Form 10-Q for the period ended June 30, 2017, filed today with the Securities and Exchange Commission.

This morning, management will host a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including, Asylum, Atlantic, Big Beat,

Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Warner Bros., Warner Classics and Warner Music Nashville, as well as Warner/Chappell Music, one of the world's leading music publishers with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Annual Report on Form 10-K, Quarterly Report on Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution for material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to June 30, 2017 and June 30, 2016 relate to the periods ended June 30, 2017 and June 24, 2016, respectively.  For convenience purposes, the Company continues to date its financial statements as of June 30.  The fiscal year ended September 30, 2016 ended on September 30, 2016.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Nine Months Ended June 30, 2017 versus June 30, 2016
(dollars in millions)

	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$917	$811	13%
Cost and expenses:
Cost of revenue	(519)	(448)	-16%
Selling, general and administrative expenses	(296)	(255)	-16%
Amortization expense	(51)	(63)	19%
Total costs and expenses	$(866)	$(766)	-13%
Operating income	$51	$45	13%
Loss on extinguishment of debt	(3)	-	-
Interest expense, net	(36)	(43)	16%
Other expense, net	(21)	(5)	-
Loss before income taxes	$(9)	$(3)	-
Income tax benefit (expense)	152	(4)	-
Net income (loss)	$143	$(7)	-
Less: Income attributable to noncontrolling interest	(2)	(2)	-
Net income (loss) attributable to Warner Music Group Corp.	$141	$(9)	-

	For the Nine Months Ended June 30, 2017	For the Nine Months Ended June 30, 2016	% Change
	(unaudited)	(unaudited)
Revenue	$2,659	$2,405	11%
Costs and expenses:
Cost of revenue	(1,430)	(1,271)	-13%
Selling, general and administrative expenses	(854)	(787)	-9%
Amortization expense	(152)	(188)	19%
Total costs and expenses	$(2,436)	$(2,246)	-8%
Operating income	$223	$159	40%
Loss on extinguishment of debt	(35)	(4)	-
Interest expense, net	(112)	(131)	15%
Other (expense) income, net	(21)	25	-
Income before income taxes	$55	$49	12%
Income tax benefit (expense)	132	(16)	-
Net income	$187	$33	-
Less: Income attributable to noncontrolling interest	(5)	(4)	-25%
Net income attributable to Warner Music Group Corp.	$182	$29	-

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at June 30, 2017 versus September 30, 2016
(dollars in millions)

	June 30,	September 30,
	2017	2016	% Change
	(unaudited)	(audited)
Assets
Current assets:
Cash and equivalents	$567	$359	58%
Accounts receivable, net	380	329	16%
Inventories	38	41	-7%
Royalty advances expected to be recouped within one year	136	128	6%
Prepaid and other current assets	57	51	12%
Total current assets	$1,178	$908	30%
Royalty advances expected to be recouped after one year	204	196	4%
Property, plant and equipment, net	203	203	-
Goodwill	1,630	1,627	0%
Intangible assets subject to amortization, net	2,020	2,201	-8%
Intangible assets not subject to amortization	117	116	1%
Deferred tax assets, net	59	2	-
Other assets	68	82	-17%
Total assets	$5,479	$5,335	3%
Liabilities and Equity
Current liabilities:
Accounts payable	$166	$204	-19%
Accrued royalties	1,248	1,104	13%
Accrued liabilities	286	297	-4%
Accrued interest	24	38	-37%
Deferred revenue	161	178	-10%
Other current liabilities	53	21	-
Total current liabilities	$1,938	$1,842	5%
Long-term debt	2,797	2,778	1%
Deferred tax liabilities, net	159	269	-41%
Other noncurrent liabilities	260	236	10%
Total liabilities	$5,154	$5,125	1%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	-
Accumulated deficit	(615)	(715)	14%
Accumulated other comprehensive loss, net	(205)	(218)	6%
Total Warner Music Group Corp. equity	$308	$195	58%
Noncontrolling interest	17	15	13%
Total equity	325	210	55%
Total liabilities and equity	$5,479	$5,335	3%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Nine Months Ended June 30, 2017 versus June 30, 2016
(dollars in millions)

	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$83	$35
Net cash provided by (used in) investing activities	6	(4)
Net cash used in financing activities	(4)	(5)
Effect of foreign currency exchange rates on cash and equivalents	6	3
Net increase in cash and equivalents	$91	$29

	For the Nine Months Ended June 30, 2017	For the Nine Months Ended June 30, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$309	$207
Net cash (used in) provided by investing activities	(6)	1
Net cash used in financing activities	(97)	(105)
Effect of foreign currency exchange rates on cash and equivalents	2	(4)
Net increase in cash and equivalents	$208	$99

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Nine Months Ended June 30, 2017 versus June 30, 2016
(dollars in millions)

	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016
	(unaudited)	(unaudited)
Streaming	$360	$227
Downloads and Other Digital	88	121
Total Recorded Music Digital Revenue	$448	$348

	For the Nine Months Ended June 30, 2017	For the Nine Months Ended June 30, 2016
	(unaudited)	(unaudited)
Streaming	$971	$646
Downloads and Other Digital	279	352
Total Recorded Music Digital Revenue	$1,250	$998

Figure 5. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Fiscal Year 2016 Quarterly Results
(dollars in millions)

	Three months ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Streaming	$262	$227	$207	$212
Downloads and Other Digital	104	121	121	110
Total Recorded Music Digital Revenue	$366	$348	$328	$322

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Net Income (loss) to OIBDA, Three and Nine Months Ended June 30, 2017 versus June 30, 2016
(dollars in millions)

	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016	% Change
	(unaudited)	(unaudited)
Net income (loss) attributable to Warner Music Group Corp.	$141	$(9)	-
Income attributable to noncontrolling interest	2	2	-
Net income (loss)	$143	$(7)	-
Income tax (benefit) expense	(152)	4	-
Loss before income taxes	$(9)	$(3)	-
Other expense net	21	5	-
Interest expense, net	36	43	16%
Loss on extinguishment of debt	3	-	-
Operating income	$51	$45	13%
Amortization expense	51	63	19%
Depreciation expense	13	12	-8%
OIBDA	$115	$120	-4%
Operating income margin	5.6%	5.5%
OIBDA margin	12.5%	14.8%

	For the Nine Months Ended June 30, 2017	For the Nine Months Ended June 30, 2016	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$182	$29	-
Income attributable to noncontrolling interest	5	4	-25%
Net income	$187	$33	-
Income tax (benefit) expense	(132)	16	-
Income before income taxes	$55	$49	12%
Other expense (income), net	21	(25)	-
Interest expense, net	112	131	15%
Loss on extinguishment of debt	35	4	-
Operating income	$223	$159	40%
Amortization expense	152	188	19%
Depreciation expense	38	37	-3%
OIBDA	$413	$384	8%
Operating income margin	8.4%	6.6%
OIBDA margin	15.5%	16.0%

Figure 7. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Nine Months Ended June 30, 2017 versus June 30, 2016
(dollars in millions)

	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$51	$45	13%
Depreciation and amortization expense	(64)	(75)	15%
Total WMG OIBDA	$115	$120	-4%
Operating income margin	5.6%	5.5%
OIBDA margin	12.5%	14.8%

Recorded Music operating income - GAAP	$77	$64	20%
Depreciation and amortization expense	(43)	(55)	22%
Recorded Music OIBDA	$120	$119	1%
Recorded Music operating income margin	10.0%	9.4%
Recorded Music OIBDA margin	15.6%	17.5%

Music Publishing operating income - GAAP	$6	$6	-
Depreciation and amortization expense	(17)	(17)	-
Music Publishing OIBDA	$23	$23	-
Music Publishing operating income margin	4.0%	4.5%
Music Publishing OIBDA margin	15.3%	17.2%

	For the Nine Months Ended June 30, 2017	For the Nine Months Ended June 30, 2016	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$223	$159	40%
Depreciation and amortization expense	(190)	(225)	16%
Total WMG OIBDA	$413	$384	8%
Operating income margin	8.4%	6.6%
OIBDA margin	15.5%	16.0%

Recorded Music operating income - GAAP	$269	$200	35%
Depreciation and amortization expense	(128)	(164)	22%
Recorded Music OIBDA	$397	$364	9%
Recorded Music operating income margin	11.9%	9.8%
Recorded Music OIBDA margin	17.6%	17.9%

Music Publishing operating income - GAAP	$45	$30	50%
Depreciation and amortization expense	(52)	(52)	-
Music Publishing OIBDA	$97	$82	18%
Music Publishing operating income margin	10.7%	8.0%
Music Publishing OIBDA margin	23.2%	21.8%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 8 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 8. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Nine Months Ended June 30, 2017 versus June 30, 2016
(dollars in millions)

For the Three Months Ended June 30, 2017
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$51	$77	$6	$115	$120	$23	$143
Factors Affecting Comparability:
Costs and Loss on PLG-Related Asset Sales	5	5	-	5	5	-	5
Nashville Shared Services Costs	1	-	-	1	-	-	1
Adjusted Results	$57	$82	$6	$121	$125	$23	$149

Adjusted Margin	6.2%	10.6%	4.0%	13.2%	16.2%	15.3%

For the Three Months Ended June 30, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net loss
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$45	$64	$6	$120	$119	$23	$(7)
Factors Affecting Comparability:
PLG-Related Costs	(9)	(9)	-	(9)	(9)	-	(9)
Adjusted Results	$36	$55	$6	$111	$110	$23	$(16)

Adjusted Margin	4.4%	8.1%	4.5%	13.7%	16.2%	17.2%

For the Nine Months Ended June 30, 2017
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$223	$269	$45	$413	$397	$97	$187
Factors Affecting Comparability:
Costs and Loss on PLG-Related Asset Sales	9	9	-	9	9	-	9
Nashville Shared Services Costs	6	3	-	6	3	-	6
Corporate Headquarters Consolidation	(1)	(1)	-	(1)	(1)	-	(1)
Adjusted Results	$237	$280	$45	$427	$408	$97	$201

Adjusted Margin	8.9%	12.4%	10.7%	16.1%	18.1%	23.2%

For the Nine Months Ended June 30, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$159	$200	$30	$384	$364	$82	$33
Factors Affecting Comparability:
PLG-Related Costs	(7)	(7)	-	(7)	(7)	-	(7)
Adjusted Results	$152	$193	$30	$377	$357	$82	$26

Adjusted Margin	6.3%	9.5%	8.0%	15.7%	17.5%	21.8%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 9. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Nine Months Ended June 30, 2017 versus June 30, 2016 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016	For the Three Months Ended June 30, 2016
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$341	$277	$278
Music Publishing	66	57	57
International revenue
Recorded Music	429	403	388
Music Publishing	84	77	74
Intersegment eliminations	(3)	(3)	(3)
Total Revenue	$917	$811	$794

Revenue by Segment:
Recorded Music
Digital	$448	$348	$342
Physical	163	178	174
Total Digital and Physical	611	526	516
Artist services and expanded-rights	93	92	90
Licensing	66	62	60
Total Recorded Music	770	680	666
Music Publishing
Performance	52	51	50
Digital	50	34	32
Mechanical	18	19	19
Synchronization	27	27	27
Other	3	3	3
Total Music Publishing	150	134	131
Intersegment eliminations	(3)	(3)	(3)
Total Revenue	$917	$811	$794

Total Digital Revenue	$496	$381	$373

	For the Nine Months Ended June 30, 2017	For the Nine Months Ended June 30, 2016	For the Nine Months Ended June 30, 2016
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$991	$828	$829
Music Publishing	193	164	164
International revenue
Recorded Music	1,262	1,210	1,168
Music Publishing	226	213	204
Intersegment eliminations	(13)	(10)	(10)
Total Revenue	$2,659	$2,405	$2,355

Revenue by Segment:
Recorded Music
Digital	$1,250	$998	$983
Physical	532	577	564
Total Digital and Physical	1,782	1,575	1,547
Artist services and expanded-rights	264	254	249
Licensing	207	209	201
Total Recorded Music	2,253	2,038	1,997
Music Publishing
Performance	139	138	135
Digital	136	94	90
Mechanical	51	56	55
Synchronization	85	82	81
Other	8	7	7
Total Music Publishing	419	377	368
Intersegment eliminations	(13)	(10)	(10)
Total Revenue	$2,659	$2,405	$2,355

Total Digital Revenue	$1,379	$1,089	$1,070

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 10. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Nine Months Ended June 30, 2017 versus June 30, 2016
(dollars in millions)

	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$83	$35
Less: Capital expenditures	11	8
Less: Net cash received for investments	(17)	(4)

Free Cash Flow	$89	$31

	For the Nine Months Ended June 30, 2017	For the Nine Months Ended June 30, 2016
	(unaudited)	(unaudited)
Net cash provided by operating activities	$309	$207
Less: Capital expenditures	29	31
Less: Net cash received for investments	(23)	(32)

Free Cash Flow	$303	$208

###

Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com